EXHIBIT 31 (d)

CERTIFICATIONS

In connection with Amendment No. 1 to the Annual Report on Form 10-K of Enzo Biochem, Inc. (“the Company”) for the fiscal year ended July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Barry Weiner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 302 of the Sarbanes-Oxley Act of 2002, that:

1.	I have reviewed this Annual Report on Form 10-K of Enzo Biochem, Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted] *

4.	[Intentionally omitted] *

5,	[Intentionally omitted] *

Date: November 25, 2009
	By:	/s/ Barry Weiner

Barry Weiner
Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

* Paragraphs 3 through 5 are included in Exhibit 31(b) to the Annual Report on Form 10-K. See Note 16 to the Exhibits